Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony M. Sanfilippo, John A. Godfrey and Carlos Ruisanchez and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities such person holds on behalf of Pinnacle Entertainment, Inc. and/or any of its direct or indirect subsidiaries, the Registration Statement on Form S-4 to which this power of attorney is filed as an exhibit (the “Registration Statement”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned, the Registration Statement, and any and all amendments (including post-effective amendments) and exhibits to the Registration Statement, any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments) and exhibits thereto, and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Signature	Date

/s/ Anthony M. Sanfilippo Anthony M. Sanfilippo	February 10, 2014

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	February 10, 2014

/s/ Stephen C. Comer Stephen C. Comer	February 10, 2014

/s/ Desirée Rogers Desirée Rogers	February 10, 2014

/s/ Richard J. Goeglein Richard J. Goeglein	February 10, 2014

/s/ Bruce A. Leslie Bruce A. Leslie	February 10, 2014

/s/ James L. Martineau James L. Martineau	February 10, 2014

/s/ Jaynie M. Studenmund Jaynie M. Studenmund	February 10, 2014